UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2014

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-34444	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,

No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 9, 2014, Yongye International, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its previously announced agreement and plan of merger dated as of September 23, 2013, among Full Alliance International Limited (“Holdco”), Yongye International Limited (“Parent”), Yongye International Merger Sub Limited (“Merger Sub”) and the Company (the “Merger Agreement”, and the Merger Agreement as so amended, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, the parties agreed that Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). A copy of the Merger Agreement was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2013, and a copy of the Amendment was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with the SEC on April 9, 2014. Both the Merger Agreement and the Amendment are incorporated herein by reference.

On June 6, 2014, the Company held a special meeting of stockholders of the Company (the “Special Meeting”) wherein the stockholders voted and approved the Amended Merger Agreement, as previously disclosed in a Current Report on Form 8-K filed with the SEC on June 6, 2014. On July 3, 2014, New York time, the Merger was completed and, as a result, the Company is now a wholly-owned subsidiary of Parent.

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2014, New York time, in connection with the completion of the Merger, the Company notified NASDAQ Stock Market LLC (“NASDAQ”) of its intent to remove the shares of Company common stock from listing and requested the filing of a delisting application on Form 25 with the SEC, in order to delist and deregister the shares of Company common stock. NASDAQ filed such Form 25 with the SEC on July 3, 2014, New York time.

Item 3.03      Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each share of Company common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive US$7.10 in cash, without interest, less any applicable withholding taxes, except for the shares of Company common stock (i) owned by the Company or any subsidiary of the Company or (ii) owned by Holdco, Parent and Merger Sub, including shares contributed to Parent by Holdco, Mr. Zishen Wu, Prosper Sino Development Limited (“Prosper Sino”) and MSPEA Agriculture Holding Limited (“MSPEA”, and together with Holdco, Mr. Zishen Wu and Prosper Sino, the “rollover holders”), immediately prior to the Effective Time pursuant to a contribution agreement, dated as of September 23, 2013, as amended on November 25, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino and MSPEA, which were cancelled without receiving any consideration.

Following the expiration of ten days following the filing of the Form 25 by NASDAQ, the Company intends to file with the SEC a notification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, including the obligations to file Form 10-K, Form 10-Q and Form 8-K.

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Item 5.01      Changes in Control of Registrant.

On July 3, 2014, New York time, Parent consummated the acquisition of 100% of the outstanding shares of Company common stock and Series A Convertible Preferred Shares (“Company preferred stock”) through the Merger. The Company is the surviving corporation in the Merger and is a wholly-owned subsidiary of Parent.

The total amount of funds necessary to consummate the Merger and related transactions, including the payment of fees and expenses incurred by the Company in connection with the Merger that were outstanding at the closing of the Merger, was approximately US$436 million. The amount was funded through a combination of: (i) the proceeds from the loan in an amount of US$225 million pursuant and subject to the foreign exchange facility contract between Parent and China Development Bank Corporation; (ii) the proceeds from the issuance and sale of notes in an amount of US$35 million pursuant and subject to the note purchase agreement between Lead Rich International Limited (“Lead Rich”), as note purchaser and collateral agent, and Holdco, as note issuer; (iii) the proceeds from a cash investment in indirect equity interests of Parent in an amount of US$12 million by Mr. Zishen Wu pursuant and subject to an equity commitment letter between Mr. Zishen Wu and Parent, and a cash investment in equity interests of Holdco in an amount of US$15 million by Lead Rich pursuant and subject to an equity commitment letter among Lead Rich, Holdco and Parent; and (iv) the contribution by the rollover holders of 12,370,747 shares of Company common stock and 6,505,113 shares of Company preferred stock to Parent (the equivalent of an investment of approximately US$149 million based upon the per share Merger consideration of US$7.10 and valuing the Company preferred stock on an as-converted basis), and the issuance of shares and options by Holdco in consideration therefor, prior to the Merger.

The description of the Merger contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Amended Merger Agreement. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1, and is incorporated herein by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Amended Merger Agreement and effective as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. As of the Effective Time, Mr. Homer Sun, Mr. Xiaochuan Guo, Mr. Sean Shao, Mr. Xindan Li and Mr. Rijun Zhang are no longer directors of the Company. Mr. Zishen Wu remains as a director of the Company following the Effective Time.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation were amended and restated, effective July 3, 2014, New York time. A copy of the Company’s Amended and Restated Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. In connection with the consummation of the Merger, the Company’s Bylaws were amended and restated, effective July 3, 2014, New York time. A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 9.01      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Company, adopted July 3, 2014.
3.2	Amended and Restated Bylaws of the Company, adopted July 3, 2014.
99.1	Press Release dated July 3, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2014

YONGYE INTERNATIONAL, INC.

By:	/s/ Zishen Wu______
Name:	Zishen Wu
Title:	Chief Executive Officer

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